Letterhead of Sonnenschein Nath & Rosenthal LLP

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January 11, 2008

Tasker Products Corp.
21-00 Route 208
Fairlawn, NJ 07410

Ladies and Gentlemen:

In our capacity as counsel to Tasker Products Corp., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-1 [File No. 333-147265] (the “Registration Statement”), heretofore filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “ Securities Act”), covering:

(i)	2,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

(ii)	8,149,863 shares of Common Stock issued upon conversion of the Company’s 6% Secured Convertible Promissory Notes (the “6% Notes”) (collectively with (i) above referred to as the “Shares”);

(iii)	24,599,915 shares of Common Stock issuable upon conversion of the 6% Notes (the “Note Shares”);

(iv)	9,149,553 shares of Common Stock underlying warrants (the “Note Warrants”) issued in conjunction with the 6% Notes (the “Related Warrant Shares”); and

(v)	715,023 shares of Common Stock underlying warrants (the “Warrant Shares”) issued by the Company pursuant to two separate agreements.

The Shares, Note Shares, Related Warrant Shares and the Warrant Shares have been included in the Registration Statement for the account of the persons identified therein as the Selling Stockholders.

In connection with rendering this opinion, we have examined and are familiar with:

(a)	The Company’s Certificate of Incorporation;

(b)	The Company’s By-Laws;

Brussels	Charlotte	Chicago	Dallas	Kansas City	Los Angeles	New York	Phoenix	St. Louis

San Francisco	Short Hills, N.J.	Silicon Valley	Washington, D.C.	West Palm Beach

Tasker Products Corp.
January 11, 2008

(c)	The Registration Statement;

(d)	The corporate proceedings of the Company relating to the Shares, the Note Shares, the Related Warrant Shares and the Warrant Shares;

(e)	The 6% Note and the Note Warrant;

(f)	The Warrant Shares warrant agreements;

(g)	And such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.  The Shares have been duly and validly authorized and issued, and are fully paid and non-assessable.

2.  The Notes Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the 6% Notes, will be duly and validly issued, fully paid and non-assessable.

3.  The Related Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the NoteWarrants, will be duly and validly issued, fully paid and non-assessable.

4.  The Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the respective warrant agreements, will be duly and validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

Tasker Products Corp.
January 11, 2008

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

SONNENSCHEIN NATH & ROSENTHAL LLP

By:	/s/ Ira I. Roxland
A Member of the Firm